Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Nathan Borowski
308-255-2861
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES SECOND QUARTER 2016 RESULTS
- Second Quarter GAAP Diluted EPS of $0.55 and Non-GAAP Diluted EPS of $0.59
- Retail Comparable Store Sales Increased 1.5% on a Shift-Adjusted Calendar Basis
- Internet and Catalog Sales Increased 3.3%
- SD&A Leverage of 280 Basis Points on a GAAP Basis and 330 Basis Points on a Non-GAAP Basis
- Total Revenue Increased 11.2% to $929.9 Million
- Cabela’s CLUB® Avg. Receivables Grew 15.5%

SIDNEY, Neb. (July 28, 2016) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for second quarter fiscal 2016.

For the quarter, total revenue increased 11.2% to $929.9 million; revenue from retail store sales increased 13.3% to $644.9 million; Internet and catalog sales increased 3.3% to $141.3 million; and Financial Services revenue increased 8.1% to $135.1 million. During the period, adjusted for the shift in weeks, U.S. comparable store sales increased 2.0% and consolidated comparable store sales increased 1.5%.

For the quarter, net income decreased 5.7% to $37.8 million compared to $40.1 million in the year ago quarter, and earnings per diluted share were $0.55 compared to $0.56 in the year ago quarter. Adjusted for certain items, the Company reported second quarter net income of $40.8 million and earnings per diluted share of $0.59 as compared to net income of $40.1 million and earnings per diluted share of $0.56 in the year ago quarter. Second quarter 2016 GAAP results included impairment and restructuring charges and other items totaling $0.04 in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“Success in our expense management efforts allowed us to take a more aggressive price and promotion approach in the second quarter,” said Tommy Millner, Cabela’s Chief Executive Officer. “This approach led to improvements in transaction trends, positive comparable store sales, growth in Internet and catalog sales, and market share improvements. As we look to the balance of the year, we will continue to weigh opportunities to drive revenue through the utilization of our expense initiative savings.”

For the quarter, consolidated comparable store sales increased 1.5% and U.S. comparable store sales increased 2.0% as compared to the same quarter a year ago. This marks the first quarter of positive comparable store sales since the third quarter of 2013. This increase was attributable to strength in firearms and shooting related categories as well as the camping, powersports, and fishing categories. Internet and catalog sales increased 3.3% in the quarter as a result of strength in the aforementioned categories as well as the home/gifts and hunting apparel categories.

Merchandise gross margins decreased by 290 basis points in the quarter to 32.9% compared to 35.8% in the same quarter a year ago. This decrease was the result of a purposeful plan to right size inventory levels, improve transaction trends, drive positive comparable store sales, and generate positive Internet and catalog sales, all of which occurred in the quarter. The 290 basis point decline was attributable to more aggressive pricing, increased discounts, merchandise mix, and timing of promotions. This strategy was possible due to expense management initiatives, which resulted in GAAP basis SD&A expenses as a percentage of total revenue decreasing 280 basis points to 35.5% as compared to 38.3% and on a non-GAAP basis decreasing 330 basis points to 35.0% as compared to 38.3% in the same quarter a year ago.

“Our expense and process improvement activities have exceeded our expectations,” Millner said. “It is important to note that the second quarter marks the third consecutive quarter of expense leverage at Cabela’s and the rate is accelerating. We have not only lowered our expense levels, but have also implemented process improvement activities to ensure that these savings are permanent. We are in the early stage of many of these initiatives and expect ongoing benefit in the balance of 2016 and beyond.”

Cabela’s CLUB had an excellent quarter despite an increase in the loan loss reserve. Due to higher delinquency rates, the reserve for loan losses increased by $9.2 million in the quarter. During the quarter, growth in the average number of active credit card accounts was 7.3% and growth in average balance per active credit card account was 7.7%. The average balance of credit card loans grew 15.5% to almost $5.0 billion. For the quarter, net charge-offs were 2.13%. Second quarter Financial Services revenue increased 8.1%, driven by increases in interest and fee income as well as interchange income, both of which were partially offset by the increase in the provision for loan losses.

The second quarter effective tax rate was 39.3% compared to 34.1% in the same quarter a year ago. The increase in the effective tax rate was primarily due to increases in nondeductible expenses, tax adjustments attributable to changes in the mix of taxable income between the United States and foreign tax jurisdictions, and state income taxes and a decrease in research and development tax credits received.

“We continue to be very pleased with the success of our expense initiatives and our ability to generate top-line improvement through the reinvestment of expense savings,” Millner said. “As a result, for full-year 2016, we continue to expect a high-single-digit growth rate in revenue and a high-single-digit or low-double-digit growth rate in earnings per diluted share as compared to full-year 2015 adjusted earnings per diluted share of $2.88.”

On December 2, 2015, the Company issued a press release announcing that its Board of Directors was initiating a process to explore and evaluate a wide range of strategic alternatives to enhance value for the Company’s shareholders. That process has continued and is ongoing.

Conference Call Information

A conference call to discuss second quarter fiscal 2016 operating results is scheduled for today (Thursday, July 28, 2016) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty omni-channel retailer of hunting, fishing, camping, shooting sports, and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Cabela’s offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding weighing opportunities to drive revenue through the utilization of its expense initiative savings, its process improvement activities ensuring that expense savings are permanent, being in the early stage of many of the Company’s expense initiatives and expected ongoing benefits in the balance of 2016 and beyond; and a high-single-digit growth rate in revenue and a high-single-digit or low-double-digit growth rate in earnings per diluted share for full-year 2016 as compared to full-year 2015 adjusted earnings per diluted share of $2.88. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s exploration and evaluation of strategic alternatives may not result in the successful identification or completion of a strategic alternative that yields additional value for stockholders, and the exploration and evaluation process may have an adverse impact on the Company’s business; the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing audits by tax authorities and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended January 2, 2016, and Form 10-Q for the quarterly period ended April 2, 2016), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Revenue:
Merchandise sales	$786,203	$706,068	$1,506,118	$1,403,722
Financial Services revenue	135,081	124,943	275,904	247,856
Other revenue	8,613	5,265	12,537	11,774
Total revenue	929,897	836,276	1,794,559	1,663,352
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	527,409	452,994	1,015,401	919,213
Cost of other revenue	4,138	—	4,291	220
Total cost of revenue (exclusive of depreciation and amortization)	531,547	452,994	1,019,692	919,433

Selling, distribution, and administrative expenses	329,682	319,892	658,871	635,996
Impairment and restructuring charges	959	—	3,931	—

Operating income	67,709	63,390	112,065	107,923

Interest expense, net	(8,285)	(4,588)	(17,516)	(8,362)
Other non-operating income, net	2,780	2,025	3,681	3,765

Income before provision for income taxes	62,204	60,827	98,230	103,326
Provision for income taxes	24,445	20,770	37,582	36,495
Net income	$37,759	$40,057	$60,648	$66,831

Earnings per basic share	$0.55	$0.56	$0.89	$0.94
Earnings per diluted share	$0.55	$0.56	$0.88	$0.93

Basic weighted average shares outstanding	68,388,426	71,065,258	68,168,772	71,168,661
Diluted weighted average shares outstanding	68,909,403	71,372,975	68,799,980	71,705,134

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	July 2, 2016	January 2, 2016	June 27, 2015
ASSETS
CURRENT
Cash and cash equivalents	$542,067	$315,066	$144,234
Restricted cash of the Trust	40,978	40,983	34,104
Accounts receivable, net	39,278	79,330	29,469
Credit card loans (includes restricted credit card loans of the Trust of $5,114,711,$5,066,660, and $4,421,172), net of allowance for loan losses of $83,950,$75,911, and $54,742	5,062,226	5,035,267	4,392,769
Inventories	888,209	819,271	900,761
Prepaid expenses and other current assets	122,139	117,330	106,498
Income taxes receivable and deferred income taxes (at June 27, 2015, only)	60,180	77,698	144,592
Total current assets	6,755,077	6,484,945	5,752,427
Property and equipment, net	1,839,451	1,811,302	1,763,483
Deferred income taxes	28,417	28,042	—
Other assets	142,314	138,715	118,044
Total assets	$8,765,259	$8,463,004	$7,633,954

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $28,667, $23,580, and $20,149	$253,488	$281,985	$325,548
Gift instruments, credit card rewards, and loyalty rewards programs	353,570	365,427	326,240
Accrued expenses and other liabilities	165,610	224,733	191,934
Time deposits	187,324	215,306	274,633
Current maturities of secured variable funding obligations of the Trust	—	655,000	65,000
Current maturities of secured long-term obligations of the Trust, net	1,359,032	509,673	467,205
Current maturities of long-term debt	68,461	223,452	223,443
Total current liabilities	2,387,485	2,475,576	1,874,003
Long-term time deposits	1,009,549	664,593	552,842
Secured long-term obligations of the Trust, less current maturities, net	2,466,054	2,721,259	2,636,209
Long-term debt, less current maturities, net	842,728	635,898	599,502
Deferred income taxes	—	—	10,947
Other long-term liabilities	134,349	137,035	135,679

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,595,020, 71,595,020, and 71,598,231 shares	716	716	716
Outstanding – 68,465,082, 67,818,715, and 70,675,975 shares
Additional paid-in capital	372,994	389,754	370,874
Retained earnings	1,712,510	1,651,862	1,529,363
Accumulated other comprehensive loss	(32,788)	(50,914)	(27,044)
Treasury stock, at cost – 3,129,938, 3,776,305, and 922,256 shares	(128,338)	(162,775)	(49,137)
Total stockholders’ equity	1,925,094	1,828,643	1,824,772
Total liabilities and stockholders’ equity	$8,765,259	$8,463,004	$7,633,954

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Components of Total Consolidated Revenue:
Merchandise sales	$786,203	$706,068	$1,506,118	$1,403,722
Financial Services revenue	135,081	124,943	275,904	247,856
Other revenue	8,613	5,265	12,537	11,774
Total consolidated revenue as reported	$929,897	$836,276	$1,794,559	$1,663,352

As a Percentage of Total Consolidated Revenue:
Merchandise sales	84.6%	84.5%	83.9%	84.4%
Financial Services revenue	14.5	14.9	15.4	14.9
Other revenue	0.9	0.6	0.7	0.7
Total	100.0%	100.0%	100.0%	100.0%

Operating Income by Segment:
Merchandising	$18,024	$17,480	$1,629	$13,536
Financial Services	49,685	45,910	110,436	94,387
Total consolidated operating income as reported	$67,709	$63,390	$112,065	$107,923

Operating Income by Segment as a Percentage of Segment Revenue:
Merchandising segment operating income	2.3%	2.5%	0.1%	1.0%
Financial Services segment operating income	38.3	38.3	41.6	39.6
Total operating income as a percentage of total segment revenue	7.3	7.6	6.2	6.5

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Interest and fee income	$141,180	$112,965	$280,928	$224,893
Interest expense	(20,929)	(16,811)	(40,802)	(32,430)
Provision for loan losses	(32,404)	(15,831)	(55,224)	(29,061)
Net interest income, net of provision for loan losses	87,847	80,323	184,902	163,402
Non-interest income:
Interchange income	104,841	98,509	199,837	186,203
Other non-interest income	875	821	1,545	1,503
Total non-interest income	105,716	99,330	201,382	187,706
Less: Customer rewards costs	(58,482)	(54,710)	(110,380)	(103,252)
Financial Services revenue as reported	$135,081	$124,943	$275,904	$247,856

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Interest and fee income	11.4%	10.5%	11.4%	10.6%
Interest expense	(1.7)	(1.6)	(1.7)	(1.5)
Provision for loan losses	(2.6)	(1.5)	(2.2)	(1.4)
Interchange income	8.4	9.2	8.1	8.7
Other non-interest income	0.1	0.1	0.1	0.1
Customer rewards costs	(4.7)	(5.1)	(4.5)	(4.8)
Financial Services revenue as reported	10.9%	11.6%	11.2%	11.7%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

The following tables show key statistics reflecting the performance of the Financial Services business for the periods presented below.

	Three Months Ended
	July 2, 2016	June 27, 2015	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$4,964,603	$4,299,130	$665,473	15.5%
Average number of active credit card accounts	2,041,783	1,903,291	138,492	7.3
Average balance per active credit card account (1)	$2,432	$2,259	$173	7.7
Purchases on credit card accounts, net	$5,419,361	$5,071,387	$347,974	6.9
Net charge-offs on credit card loans (1)	$26,490	$19,337	$7,153	37.0
Net charge-offs as a percentage of average credit card loans (1)	2.13%	1.80%	0.33%
(1) Includes accrued interest and fees

	Six Months Ended
	July 2, 2016	June 27, 2015	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$4,916,180	$4,260,055	$656,125	15.4%
Average number of active credit card accounts	2,033,919	1,894,668	139,251	7.3
Average balance per active credit card account (1)	$2,417	$2,248	$169	7.5
Purchases on credit card accounts, net	$10,245,980	$9,548,399	$697,581	7.3
Net charge-offs on credit card loans (1)	$53,863	$35,513	$18,350	51.7
Net charge-offs as a percentage of average credit card loans (1)	2.19%	1.67%	0.52%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; other non-operating income, net; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) consulting fees and certain expenses primarily related to our corporate restructuring initiative and review of strategic alternatives; (ii) a charge recognized pursuant to a preliminary lawsuit settlement; (iii) impairment and restructuring charges; and (iv) receipt on a note receivable balance previously written off. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	July 2, 2016			June 27, 2015
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$329,682	$(4,592)	$325,090	$319,892

Impairment and restructuring charges (3)	$959	$(959)	$—	$—

Operating income	$67,709	$5,551	$73,260	$63,390

Operating income as a percentage of total revenue	7.3%	0.6%	7.9%	7.6%

Other non-operating income, net (4)	$2,780	$(477)	$2,303	$2,025

Income before provision for income taxes	$62,204	$5,074	$67,278	$60,827

Provision for income taxes (5)	$24,445	$1,994	$26,439	$20,770

Net income	$37,759	$3,080	$40,839	$40,057

Earnings per diluted share	$0.55	$0.04	$0.59	$0.56

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Six Months Ended
	July 2, 2016			June 27, 2015
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$658,871	$(12,095)	$646,776	$635,996	$(1,207)	$634,789

Impairment and restructuring charges (3)	$3,931	$(3,931)	$—	$—	$—	$—

Operating income	$112,065	$16,026	$128,091	$107,923	$1,207	$109,130

Operating income as a percentage of total revenue	6.2%	0.9%	7.1%	6.5%	0.1%	6.6%

Other non-operating income, net (4)	$3,681	$(477)	$3,204	$3,765	$—	$3,765

Income before provision for income taxes	$98,230	$15,549	$113,779	$103,326	$1,207	$104,533

Provision for income taxes (5)	$37,582	$5,949	$43,531	$36,495	$447	$36,942

Net income	$60,648	$9,600	$70,248	$66,831	$760	$67,591

Earnings per diluted share	$0.88	$0.14	$1.02	$0.93	$0.01	$0.94

(footnotes follow on the next page)

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (Continued) (1)
(Unaudited)

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. There were no non-GAAP items in the three months ended June 27, 2015.

(2)	Consists of the following for the respective periods:

	Three Months Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Consulting fees and certain expenses primarily related to the Company’s corporate restructuring initiative and the review of strategic alternatives	$4,592	$—	$8,245	$—
Charge related to a preliminary lawsuit settlement	—	—	3,850	—
Incremental expenses related to the transition and closing of the Company’s distribution center in Canada	—	—	—	1,207
	$4,592	$—	$12,095	$1,207

(3)	Consists of the following for the respective periods:

	Three Months Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Charges for employee severance agreements and termination benefits related to our corporate restructuring and reduction in the number of personnel	$505	$—	$3,336	$—
Impairment losses on property, equipment, and other assets	454	—	595	—
	$959	$—	$3,931	$—
(4) Reflects funds received on a note receivable where the balance was written off in a previous period and treated as a non-GAAP item.

(5)
For all periods presented, reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes. The effective income tax rate used for the non-GAAP financial measures was 39.3% and 38.3% for the three and six months ended July 2, 2016, respectively, and 35.3% for the six months ended June 27, 2015, which were the same percentages used for the GAAP reported amounts.